Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74242) pertaining to the financial statements of the Acuity Brands, Inc. 401(k) Plan for Corporate Employees, Acuity Specialty Products 401(k) Plan, Enforcer Products 401(k) Plan, Acuity Lighting Group, Inc. Profit Sharing and Retirement Plan for Salaried Employees, Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group, Inc. Retirement and 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group, Inc. Retirement and 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement, and Selig Chemical Industries Retirement Plan (collectively the “Plans”) of Acuity Brands, Inc., of our report dated June 5, 2003, with respect to the financial statements of the Plans included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 23, 2003

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